UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2008

HARRIS & HARRIS GROUP, INC.

 (Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 57th Street
New York, New York  10019

 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 582-0900

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Charles E. Harris, the Chairman, Chief Executive Officer, a Managing Director and Founder of Harris & Harris Group, Inc., (the
Company”) retired, as was previously disclosed, pursuant to the Company's mandatory retirement policy for senior executives. As of January 1, 2009, Douglas W. Jamison, currently the Company's President and Chief Operating Officer, will succeed Mr. Harris as Chairman and Chief Executive Officer.  Daniel B. Wolfe, currently the Company’s Chief Financial Officer, will take on the additional roles of President and Chief Operating Officer.  Please see Forms 8-K filed with the Securities and Exchange Commission on November 2, 2006, and May 3, 2007.

Mr. Jamison, 39, has served as President and as Chief Operating Officer since January 1, 2005, as Treasurer from March 2005 to May 2008, as a Managing Director since January 2004, as Chief Financial Officer from January 2005 through December 2007 and as Vice President from September 2002 through December 2004.  He has been a member of our Board of Directors since May 2007.  Since January 2005, he has been President and a Director of Harris & Harris Enterprises, Inc., a wholly owned subsidiary of the Company.  Mr. Jamison is a director of Ancora Pharmaceuticals, Inc., and of Nextreme Thermal Solutions, Inc., privately held nanotechnology-enabled companies in which we have investments.  He is Co-Editor-in-Chief of "Nanotechnology Law & Business."  He is Co-Chair of the Advisory Board, Converging Technology Bar Association, a member of the University of Pennsylvania Nano-Bio Interface Ethics Advisory Board and a member of the Advisory Board, Massachusetts Technology Collaborative Nanotechnology Venture Forum.  His professional societies include the Association of University Technology Managers. From 1997 to 2002, he worked as a senior technology manager at the University of Utah Technology Transfer Office, where he managed intellectual property in physics, chemistry and the engineering sciences.  He was graduated from Dartmouth College (B.A.) and the University of Utah (M.S.).

Mr. Wolfe, 31, has served as Chief Financial Officer and as a Managing Director since January 2008, as Principal from January 2007 to January 2008, as Senior Associate from January 2006 to January 2007, and as Vice President from July 2004 to January 2008.  Since October 2008, he has been a Director of Harris & Harris Enterprises, Inc., a wholly owned subsidiary of the Company.  He is a director of Laser Light Engines and of SiOnyx, Inc., privately held nanotechnology-enabled companies in which we have an investment.  Prior to joining us, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), to CW Group (from 2001 to 2004) and to Bioscale, Inc. (from January 2004 to June 2004).  From February 2000 to January 2002, he was the Co-founder and President of Scientific Venture Assessments, Inc., a provider of scientific analysis of prospective investments for venture capital placements and of scientific expertise to high-technology companies.  He was graduated from Rice University (B.A., Chemistry), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was an NSF Predoctoral Fellow.

There was no prior arrangement or understanding between Mr. Jamison or Mr. Wolfe and any other person pursuant to which either would be selected as an officer of the Company.  Neither Mr. Jamison nor Mr. Wolfe has any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008	HARRIS & HARRIS GROUP, INC.

By: /s/ Daniel B. Wolfe
Daniel B. Wolfe
Chief Financial Officer